Exhibit 99.1

Broadwind Energy Announces First Quarter 2015 Results

Highlights:

•                  Booked $23 million in new orders during Q1; ending backlog totaled $174 million

•                  Revenue of $51.1 million, down 13% from Q1 2014 due to residual production issues in Abilene tower facility and deferral of revenue associated with West Coast port delays

•                  Gearing operating loss of $1.2 million reduced by nearly 60% compared to Q1 2014

•                  Adjusting operations in response to weak oil and gas and mining markets; overhead costs reduced $.6 million per quarter

Cicero, Ill., April 30, 2015 — Broadwind Energy, Inc. (NASDAQ: BWEN) reported sales of $51.1 million for the first quarter of 2015, down 13% compared to $58.8 million in the first quarter of 2014 due mainly to lower tower sales reflecting the residual effects of production issues in the Company’s Abilene tower plant and production re-sequencing necessitated by supply shortages caused by labor slowdowns at West Coast ports.

The Company reported a net loss of $5.0 million or $.34 per share in the first quarter of 2015, compared to a net loss of $1.0 million or $.07 per share in the first quarter of 2014. The $.27 per share reduction was due to weaker Towers and Weldments segment results, partially offset by improvements in the Gearing segment. Towers and Weldments segment operating income was down $4.5 million from the prior-year period due to lower sales and increased costs associated with residual production issues in the Abilene tower plant, as well as increased logistics costs and delayed revenues attributable to supply shortages due to a port strike on the West Coast of the United States. Both issues have been substantially resolved. The Company reported a non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, share-based payments and restructuring costs) loss of $1.9 million in the first quarter of 2015, compared to non-GAAP adjusted EBITDA of $2.8 million in the first quarter of 2014. The $4.7 million decrease was due mainly to the weakness in Towers and Weldments segment performance.

Peter Duprey, President and Chief Executive Officer, stated, “During the quarter, we faced three main challenges that contributed to our weak performance: restoring our Abilene tower plant to full capacity, navigating the West Coast port slowdown, and responding to weaker oil and gas and mining end markets. In the Abilene tower facility, we produced 18 fewer towers than in the prior year period, mainly in January and February, but by March the facility was performing near its targeted production rate, signaling that we are back on track in this facility. The West Coast port slowdown required us to produce towers ahead of schedule for which we had materials on hand. We navigated well through this challenge and were able to avoid losing production slots. However, we incurred higher logistics costs and ended the quarter holding more steel than is typical for our Abilene facility and $5 million of towers that will not be invoiced until Q2-Q3. Finally, we are dealing with weak oil and gas and mining demand for gears and weldments, and have reduced headcount and will idle two satellite production facilities to reduce overhead expense by approximately $600,000 per quarter.”

Mr. Duprey concluded, “The tower market outlook remains strong for 2016 and we are firming up our order book this quarter. With the operational improvements and cost reductions in place, we expect to have a profitable second quarter on par with Q2 2014.”

Orders and Backlog

The Company booked $23.3 million in net new orders in Q1 2015, up from $15.8 million in Q1 2014. Towers and Weldments orders, which vary considerably from quarter to quarter, totaled $11.8 million, up from $3.9 million in Q1 2014. Gearing orders totaled $9.7 million, up 17% from Q1 2014 due in part to a large wind replacement gearing order during Q1 2015. Services orders totaled $1.9 million, down from $3.6 million in Q1 2014.

At March 31, 2015, total backlog was $174 million, down 35% from the backlog at March 31, 2014.

Segment Results

Towers and Weldments

Broadwind Energy produces fabrications for wind, oil and gas, mining and other industrial applications, specializing in the production of wind turbine towers.

Towers and Weldments segment sales totaled $41.0 million for Q1 2015, down 15% from $48.3 million in Q1 2014 due to a delay in recognizing revenue on $5 million of towers in inventory at quarter-end which will be recognized in Q2-Q3, and due to lower production at the Abilene tower plant early in the year. The inventoried towers are for a customer order that will be invoiced in Q2 and Q3. Towers and Weldments operating income for Q1 2015 totaled $1.1 million, or 3% of sales, down sharply from $5.6 million, or 12% of sales, in Q1 2014. The significant reduction was due to lower revenues, a lower value production mix, and higher material and fixed overhead costs to resolve the production issues in Abilene and to expedite freight and re-sequence production as a result of the supply disruption triggered by the labor slowdowns at the ports. These factors were partially offset by the absence of higher professional fees in Q1 2014.

Non-GAAP adjusted EBITDA in Q1 2015 was $2.1 million, compared to $6.7 million in Q1 2014, due to the factors described above.

Gearing

Broadwind Energy engineers, builds and remanufactures precision gears and gearboxes for oil and gas, mining, steel and wind applications.

Gearing segment sales totaled $8.6 million in Q1 2015, down slightly from $8.8 million in Q1 2014. Sales to oil and gas customers were down due to weak demand, but shipments benefited from a reduction in past due shipments and stronger industrial sales. The Gearing segment operating loss narrowed to $1.2 million in Q1 2015 compared to $3.0 million in Q1 2014 due to improved operating efficiencies, the absence of restructuring expense due to the completion of the plant consolidation and lower depreciation expense due to the maturing capital base.

Gearing non-GAAP adjusted EBITDA was $.1 million in Q1 2015, an improvement of $.9 million compared to Q1 2014, due to the improved operating efficiencies.

Services

Broadwind Energy specializes in non-routine drivetrain and blade maintenance services and offers comprehensive field services to the wind industry.

Services segment revenue was $1.9 million in Q1 2015, compared to $2.4 million in Q1 2014, due to weak demand for turbine blade repairs and other field service work. Services’ operating loss for Q1 2015 totaled $2.6 million, compared to $1.3 million in Q1 2014, due to the low volume and a $.7 million inventory charge associated with cost reduction actions taken to consolidate our gearbox repair shops and exit the shrinking kilowatt turbine repair business. Services’ non-GAAP adjusted EBITDA loss for Q1 2015 totaled $2.2 million, compared to a non-GAAP adjusted EBITDA loss of $.9 million in Q1 2014, due to the factors described above.

Corporate and Other

Corporate and other expenses totaled $2.3 million in Q1 2015, essentially flat compared to Q1 2014. Lower incentive compensation was offset by higher professional services expense and the timing of health insurance costs.

Cash and Liquidity

During the quarter, operating working capital (accounts receivable and inventory, net of accounts payable and customer deposits) increased as expected to $29.6 million or 15% of annualized Q1 2015 sales, due mainly to high steel inventory at the Abilene facility, delayed invoicing of towers produced during the quarter and draw-down of customer advances.

Cash assets (cash and short-term investments) totaled $.2 million at March 31, 2015, a decrease of $20 million from December 31, 2014, due to the increase in working capital noted above. Under the terms of the Company’s $20 million credit agreement, availability varies depending on the balance of qualified receivables and inventories. At March 31, 2015, the total availability was $16 million and the Company had drawn $1.2 million and had letters of credit outstanding of $2.5 million. The Company expects the record high inventory level during Q1 to normalize and replenish more than $10 million of cash before year end.

During the quarter, the Company did not repurchase any shares of its stock.

About Broadwind Energy, Inc.

Broadwind Energy (NASDAQ: BWEN) applies decades of deep industrial expertise to innovate integrated solutions for customers in the energy and infrastructure markets. From gears and gearing systems for wind, steel, oil and gas and mining applications, to wind towers, to comprehensive remanufacturing of gearboxes and blades, to operations and maintenance services and industrial weldments, we have solutions for the energy needs of the future. With facilities throughout the U.S., Broadwind Energy’s talented team of over 800 employees is committed to helping customers maximize performance of their investments — quicker, easier and smarter. Find out more at www.bwen.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our future financial condition or results of operations, cash flows, performance, business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management, and our prospects and strategies for future growth, including with respect to estimated 2015 guidance. Forward-looking statements include any statement that does not directly relate to a current or historical fact. We have tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on current expectations, and we undertake no obligation to update these statements to reflect events or circumstances occurring after this release. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include, but are not limited to: expectations regarding our business, end-markets, relationships with customers and our ability to diversify our customer base; the impact of competition and economic volatility on the industries in which we compete; our ability to realize revenue from customer orders and backlog; the impact of regulation on our end-markets, including the wind energy industry in particular; the sufficiency of our liquidity and working capital and our plans to evaluate alternative sources of funding if necessary; our restructuring plans and the associated cost savings; our ability to preserve and utilize our tax net operating loss carry-forwards; our plans to continue to grow our business through organic growth; our plans with respect to the use of proceeds from financing activities and our ability to operate our business efficiently, manage capital expenditures and costs effectively, and generate cash flow; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including those contained in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2014.

BWEN INVESTOR CONTACT: Joni Konstantelos, 708.780.4819 joni.konstantelos@bwen.com

BROADWIND ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	March 31,	December 31,
	2015	2014
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$150	$12,149
Short-term investments	—	8,024
Restricted cash	83	83
Accounts receivable, net of allowance for doubtful accounts of $83 and $82 as of March 31, 2015 and December 31, 2014, respectively	21,841	20,012
Inventories, net	45,855	34,921
Prepaid expenses and other current assets	1,614	1,815
Assets held for sale	700	738
Total current assets	70,243	77,742
Property and equipment, net	61,400	62,952
Intangible assets, net	5,348	5,459
Other assets	436	464
TOTAL ASSETS	$137,427	$146,617

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Line of credit and notes payable	$1,238	$—
Current maturities of long-term debt	64	268
Current portions of capital lease obligations	667	766
Accounts payable	22,182	18,461
Accrued liabilities	7,875	9,553
Customer deposits	15,894	22,619
Liabilities held for sale	—	—
Total current liabilities	47,920	51,667

LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	2,612	2,650
Long-term capital lease obligations, net of current portions	285	427
Other	2,990	3,493
Total long-term liabilities	5,887	6,570

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 30,000,000 shares authorized; 14,907,552 and 14,844,307 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	15	15
Treasury stock, at cost, 273,937 shares at March 31, 2015 and December 31, 2014, respectively	(1,842)	(1,842)
Additional paid-in capital	377,440	377,185
Accumulated deficit	(291,993)	(286,978)
Total stockholders’ equity	83,620	88,380
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$137,427	$146,617

BROADWIND ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,
	2015	2014

Revenues	$51,051	$58,800
Cost of sales	50,312	53,438
Restructuring	—	269
Gross profit	739	5,093

OPERATING EXPENSES:
Selling, general and administrative	5,606	5,917
Intangible amortization	111	111
Restructuring	—	60
Total operating expenses	5,717	6,088
Operating loss	(4,978)	(995)

OTHER (EXPENSE) INCOME, net:
Interest expense, net	(172)	(160)
Other, net	212	136
Total other (expense) income, net	40	(24)

Net loss from continuing operations before provision for income taxes	(4,938)	(1,019)
Provision for income taxes	77	24
NET LOSS	$(5,015)	$(1,043)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED:
Net loss	$(0.34)	$(0.07)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - Basic and diluted	14,597	14,659

BROADWIND ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Three Months Ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,015)	$(1,043)

Adjustments to reconcile net cash used in operating activities:
Depreciation and amortization expense	2,578	3,114
Impairment charges	38	—
Stock-based compensation	255	223
Allowance for doubtful accounts	—	42
Common stock issued under defined contribution 401(k) plan	—	163
Loss on disposal of assets	—	5
Changes in operating assets and liabilities:
Accounts receivable	(1,829)	(4,947)
Inventories	(10,934)	(1,980)
Prepaid expenses and other current assets	102	457
Accounts payable	3,644	(2,672)
Accrued liabilities	(1,678)	(788)
Customer deposits	(6,727)	(4,266)
Other non-current assets and liabilities	(472)	(425)
Net cash used in operating activities	(20,038)	(12,117)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available for sale securities	(1,884)	(2,543)
Sales of available for sale securities	5,083	1,890
Maturities of available for sale securities	4,825	—
Purchases of property and equipment	(840)	(2,200)
Proceeds from disposals of property and equipment	—	45
Net cash provided by (used in) investing activities	7,184	(2,808)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on lines of credit and notes payable	(17,304)	(164)
Proceeds from lines of credit and notes payable	18,400	—
Principal payments on capital leases	(241)	(246)
Net cash provided by (used in) financing activities	855	(410)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(11,999)	(15,335)
CASH AND CASH EQUIVALENTS, beginning of the period	12,149	24,936
CASH AND CASH EQUIVALENTS, end of the period	$150	$9,601

Supplemental cash flow information:
Interest paid	$102	$143
Income taxes paid	$1	$2
Non-cash investing and financing activities:
Issuance of restricted stock grants	$225	$138

BROADWIND ENERGY, INC. AND SUBSIDIARIES

SELECTED SEGMENT FINANCIAL INFORMATION

(IN THOUSANDS)

	Three Months Ended
	March 31,
	2015	2014
	(unaudited)
ORDERS:
Towers and Weldments	$11,770	$3,928
Gearing	9,654	8,277
Services	1,891	3,595
Total revenues	$23,315	$15,800

	(unaudited)
REVENUES:
Towers and Weldments	$41,028	$48,294
Gearing	8,608	8,774
Services	1,938	2,438
Corporate and Other	(523)	(706)
Total revenues	$51,051	$58,800

	(unaudited)
OPERATING (LOSS) PROFIT:
Towers and Weldments	$1,135	$5,612
Gearing	(1,211)	(2,966)
Services	(2,624)	(1,339)
Corporate and Other	(2,278)	(2,302)
Total operating loss	$(4,978)	$(995)

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company’s management believes that certain non-GAAP financial measures may provide users of this financial information with meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain infrequently occurring or non-operational items that impact the overall comparability. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended March 31, 2015 and 2014. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

BROADWIND ENERGY, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS)

	Three Months Ended March 31,
Consolidated	2015	2014
	(unaudited)
Operating loss	$(4,978)	$(995)
Depreciation and amortization	2,578	3,114
Restructuring	—	329
Other income	212	136
Share-based compensation and other stock payments	255	223
Total Adjusted EBITDA (Non-GAAP)	$(1,933)	$2,807

	Three Months Ended March 31,
Towers and Weldments Segment	2015	2014
	(unaudited)
Operating Profit	$1,135	$5,612
Depreciation	914	985
Share-based compensation and other stock payments	15	43
Other Income	72	2
Restructuring Expense	—	18
Total Adjusted EBITDA (Non-GAAP)	$2,136	$6,660

	Three Months Ended March 31,
Gearing Segment	2015	2014
	(unaudited)
Operating Loss	$(1,211)	$(2,966)
Depreciation	1,185	1,690
Amortization	111	111
Share-based compensation and other stock payments	62	59
Other Income (Expense)	—	2
Restructuring Expense	—	311
Total Adjusted EBITDA (Non-GAAP)	$147	$(793)

	Three Months Ended March 31,
Services Segment	2015	2014
	(unaudited)
Operating Loss	$(2,624)	$(1,339)
Depreciation	322	313
Share-based compensation and other stock payments	10	15
Other Income (Expense)	140	133
Total Adjusted EBITDA (Non-GAAP)	$(2,152)	$(878)

	Three Months Ended March 31,
Corporate and Other	2015	2014
	(unaudited)
Operating Loss	$(2,278)	$(2,302)
Depreciation	46	15
Share-based compensation and other stock payments	168	105
Total Adjusted EBITDA (Non-GAAP)	$(2,064)	$(2,182)